UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 FORM 8-K/A No 1

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 10, 2005


         CanWest Petroleum Corporation (f/k/a Uranium Power Corporation)

             (Exact name of registrant as specified in its charter)


         Colorado                     0-27659                      None
         --------                     -------                      ----
(State or other jurisdiction        (Commission                (IRS Employer
       of incorporation)            File Number)             Identification No.)


206 - 475 Howe Street, Vancouver, British Columbia, Canada       V6C 2B3
-----------------------------------------------------------      -------
        (Address of principal executive offices)                (Zip Code)

        Registrant's telephone number, including area code (604) 685-8355
                                                           --------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry in to a Material Definitive Agreement.

See description under Item 3.02, below.

Item 3.02 Unregistered Sales of Equity Securities.

On June 10, 2005 the Company issued 7% Convertible Notes (the "Notes") with stock purchase warrants for aggregate principal amount of $2,000,000, all pursuant to a Subscription Agreement (the "Subscription Agreement") with the purchasers. The Notes are convertible to shares of the Company's common stock (the "Common Stock") at the lesser of $0.60 or 135% of the average of the five lowest closing bid prices of the Common Stock for the ten trading days preceding the effective date of a registration statement registering for resale the shares issuable upon conversion of the Notes. For each $0.40 invested, the subscriber received a two year warrant (the "Class A Warrant") to purchase one share of Common Stock, exercisable at $0.55 per share. In addition, for each $1.00 invested, the subscriber received a two year warrant (the "Class B Warrant") to purchase one share of Common Stock, exercisable at $1.50 per share. The securities were issued in reliance on the exemptions found in Sections 4(2) and 4(6), and Regulation D of the Securities Act of 1933 (the "Act"), as all of the purchasers under the Subscription Agreement were accredited investors. A cash commission on the transaction of: (i) 10% of the gross proceeds was paid; and
(ii) 10% of the cash exercise price upon exercise of the Class A Warrants will be paid upon such exercise. In addition, the finder received a two year warrant to purchase 500,000 shares of Common Stock, exercisable at $0.45 per share.

The Subscription Agreement contains certain registration rights for the shares of Common Stock issuable upon conversion of the Notes and upon exercise of the Class A Warrants, Class B Warrants, and Finders Warrant. The Company will incur substantial penalties if it fails to file such registration statement by a specified date, and if the registration statement is not effective by another specified date. The Notes, Class A Warrants, Class B Warrants and Finders Warrant all contain anti-dilution protection to the holders. In addition, the Company is required to make monthly payments on the Note, although the first four months' payments shall accrue and be payable in October 2005, with regular monthly payments thereafter.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CanWest Petroleum Corporation, f/k/a
                                                Uranium Power Corporation
                                                       (Registrant)

Date: June 10, 2005                            /s/ Thornton J. Donaldson
                                               -------------------------
                                               Name: Thornton J. Donaldson
                                               Title: President